 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-289251
Final Prospectus Supplement
(To Prospectus dated August 5, 2025)
10,666,667 Shares
Class A Common Stock
We are offering 10,666,667 shares of our Class A common stock, par value $0.01 per share.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “METC.” On August 4, 2025, the last reported sale price of our Class A common stock on the Nasdaq was $21.80 per share.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before expenses, to us	Proceeds, before expenses, to the selling stockholders
Per Share	$18.75	$1.03125	$17.71875	$—
Total	$200,000,006.25	$11,000,000.34375	$189,000,005.90625	$—

(1)
See “Underwriting” for additional information regarding underwriting compensation.

The selling stockholders identified in this prospectus supplement have granted the underwriters the right to purchase, within 30 days of the date of this prospectus supplement and at the public offering price less underwriting discount, an additional 1,600,000 shares of Class A common stock. See “Underwriting”. We will not receive any of the proceeds from the sale of any shares of Class A common stock by the selling stockholders upon any such exercise.
Investing in shares of our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, each of which is incorporated by reference into this prospectus supplement.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A common stock to purchasers on or about August  7, 2025, only in book-entry form through the facilities of The Depository Trust Company.
Joint Lead Bookrunning Managers
Morgan Stanley	Goldman Sachs & Co. LLC
August 5, 2025

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of Class A common stock. The second part is the accompanying prospectus dated August 5, 2025, which was originally filed as part of a Registration Statement on Form S-3 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering.
This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” in this prospectus supplement.
We have not, and the selling stockholders and underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). We do not, and the selling stockholders and underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. The information in this prospectus supplement and the accompanying prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering) and the documents incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since those dates, or that such information is correct as of any time after those dates.
These shares of Class A common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of the underwriters, to subscribe for or purchase any of the Class A common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference to such documents include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our other filings with the SEC.
Forward-looking statements may include but are not limited to statements about:
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identification and implementation of commercially feasible extraction processes, and establishment of pilot and production extraction facilities;

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anticipated production levels, costs, sales volumes, and revenue;

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timing and ability to complete major capital projects;

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economic conditions in the metallurgical coal and steel industries generally;

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expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

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the availability of the equipment and components necessary to construct our pilot and production extraction facilities;

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estimated quantities or quality of our metallurgical coal reserves;

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our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business;

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maintenance, operating or other expenses or changes in the timing thereof;

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the financial condition and liquidity of our customers;

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competition in coal markets;

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the price of metallurgical coal or thermal coal;

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competition in REE and critical minerals mining and extraction markets;

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the price of REEs and critical minerals;

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compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

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potential legal proceedings and regulatory inquiries against us;

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the impact of weather and natural disasters on plant construction, demand, production, and transportation;

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purchases by major customers and our ability to renew sales contracts;

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credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

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geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

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transportation availability, performance, and costs;

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availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

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timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

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our ability to comply with certain debt covenants;

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tax payments to be paid for the current fiscal year;

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our expectations relating to dividend payments and our ability to make such payments;

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the anticipated benefits and impacts of previous acquisitions;

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risks related to Russia’s invasion of Ukraine and the international community’s response;

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our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

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whether the estimates of rare earth oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth resources or reserves;

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risks related to weakened global economic conditions and inflation;

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risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore- Rare Earth (“CORE”) assets; and

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other risks identified in this prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, are more fully described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, respectively, each of which is incorporated by reference herein, and may be updated in this prospectus supplement and in filings we make with the SEC. These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

SUMMARY INFORMATION
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus supplement, including the sections entitled “Risk Factors” on page S-9 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus supplement, and the exhibits to the registration statement of which this prospectus supplement is a part.
About Ramaco Resources, Inc.
Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively.
We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 66 million reserve tons and 1,352 million of measured and indicated resource tons of high-quality metallurgical coal.
Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials. As of June 2025, we have proceeded with mine development of our rare earth element and critical mineral Brook Mine near Sheridan, Wyoming. That mine will produce representative ore material for short term pilot-scale testing of the feedstock with the goal of ultimately establishing rare earth mineral reserves and resources, and processing such material into rare earth and critical mineral oxides at a full-scale commercial processing facility.
We seek to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:
Developing and Operating Our Metallurgical Coal Properties.   We have 66 million reserve tons and 1,352 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.
We plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.
Being a Low-Cost U.S. Producer of Metallurgical Coal.   Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.
Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term.   We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.

Enhancing Coal Purchase Opportunities.   Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.
Demonstrating Excellence in Safety and Environmental Stewardship.   We are committed to complying with both regulatory and our high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.
Advancing our Initiatives in Rare Earth Elements, Critical Minerals, and Advanced Carbon Products.   We are also focused on the development of rare earth elements and critical minerals, including gallium, scandium and germanium which were recently banned for export to the United States by China, as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities in future periods. We had a ribbon cutting at our carbon ore and rare earth mine, the Brook Mine, on July 11, 2025, and development of this mine and overall project is proceeding.
Credit Agreement
On August 5, 2025, we entered into a fourth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fourth amendment to the Credit Agreement removed all negative covenants relating to the issues of equity securities by the Company.
Corporate Information
Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is https://ramacoresources.com/investors/.
Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

The Offering
The following is a brief summary of some of the terms of the common stock offered by the Company and the selling stockholders. For a more complete description of the terms of the common stock, see “Description of Common Stock” in the accompanying prospectus.
Issuer
Ramaco Resources, Inc.
Class A common stock offered by the Company
10,666,667 shares of Class A common stock, par value $0.01.
Option to purchase additional shares of Class A common stock offered by the selling stockholders
The selling stockholders identified in this prospectus supplement have granted the underwriters the right to purchase, within 30 days of the date of this prospectus supplement and at the public offering price less underwriting discount, an additional 1,600,000 shares of Class A common stock. See “Underwriting”.
Common stock outstanding prior to the offering
44,515,587 shares of Class A common stock.
10,714,900 shares of Class B common stock.
Common stock outstanding immediately after this
offering
55,182,254 shares of Class A common stock.
10,714,900 shares of Class B common stock.
Risk factors
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, respectively, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
Use of proceeds
We intend to use the net proceeds from the sale of our Class A common stock in this offering to fund the acceleration of our development of our rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders. See “Use of Proceeds.”
Listing
Our shares of Class A common stock are listed on Nasdaq under the symbol “METC,” and our shares of Class B common stock are listed on Nasdaq under the symbol “METCB.”
Transfer Agent
Computershare Trust Company, N.A.
Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects (i) a public offering price of $18.75 per share and (ii) no exercise by the underwriters of their option to purchase an additional 1,600,000 shares of Class A common stock from the selling stockholders identified in this prospectus supplement. See “Underwriting”.

The number of shares of our common stock is based upon 44,515,587 shares of Class A common stock outstanding and 10,714,900 shares of Class B common stock outstanding as of August 4, 2025 and excludes:
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2,610,004 shares of Class A common stock and 124,428 shares of Class B common stock issuable from time to time upon the vesting of performance stock units and restricted stock units;

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4,008,603 shares of Class A common stock and 124,428 shares of Class B common stock reserved for future issuance pursuant to our Long-Term Incentive Plan, as amended; and

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498,712 shares of Class A common stock underlying outstanding options with a weighted average exercise price of $5.34 per share, which options vested in August 2016 and expire in August 2026.

RISK FACTORS
An investment in our Class A common stock involves significant risks, including the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference in this prospectus supplement in their entirety. Before purchasing our Class A common stock, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Class A common stock. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our results of operations and/or our future growth prospects could be materially and adversely affected. As a result, you could lose some or all of any investment you may have made or may make in our Company.
Risks Related to Our Common Stock and this Offering
The market price of the Class A common stock may not reflect our performance.
We cannot assure you that the market price of the Class A common stock will, in fact, reflect the performance of our metallurgical coal operations and our rare earth elements and critical minerals operations and prospects. Holders of Class A common stock will be stockholders of the Company as a whole and, as such, will be subject to all the risks associated with an investment in the Company and all of our businesses, assets and liabilities. An adverse market reaction to events relating to any of our assets and businesses, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse market reaction in our Class A common stock. This could occur even if the triggering event is not material to us as a whole.
The market price of the Class A common stock may be materially affected by, among other things:
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actual or anticipated fluctuations in operating results;

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potential acquisition activity by the Company (regardless of the class to which it is attributed) or the companies in which we invest;

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issuances of debt or equity securities to raise capital by the Company;

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changes in financial estimates by securities analysts; and

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general market conditions.

Investors in this offering may experience future dilution.
For acquisitions, capital market transactions or otherwise, we may in the future offer additional shares of Class A common stock or other securities convertible into, or exchangeable for, Class A common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Class A common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Class A common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Class A common stock in this offering will suffer a dilution of their investment.
In addition, equity awards that we may be granting to our directors, officers and employees may have a dilutive effect on our earnings per share, which could adversely affect the market price of our Class A common stock and Class B common stock. It is anticipated that the compensation committee of the board of directors of the Company will grant additional equity awards to Company employees and directors, from time to time, under the Company’s compensation and employee benefit plans. These additional awards will have a dilutive effect on the Company’s earnings per share, which could adversely affect the market price of the Company’s Class A common stock and Class B common stock. In addition, our Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock with respect to dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our Class A common stock and Class B common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of our Class A common stock and Class B common stock.
Our Amended Charter and bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our Class A common stock and Class B common stock.
Our Amended Charter authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third-party to acquire us. In addition, some provisions of our Amended Charter and bylaws could make it more difficult for a third-party to acquire control of us, even if the change of control would be beneficial to our stockholders, including: limitations on the removal of directors; limitations on the ability of our stockholders to call special meetings; establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders; providing that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and establishing advance notice and certain information requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.
Our Board’s ability to reattribute businesses, assets and expenses between the Class A common stock and Class B common stock may make it difficult to assess the future prospects of a class of common stock based on past performance.
Our Board currently expects to attribute 100% of the costs associated with the CORE Assets to Ramaco Resources and zero such costs to CORE; however, our Board is vested with discretion to reattribute businesses, assets and liabilities that are attributed to one class of common stock to another class of common stock, without the approval of any of our stockholders. Any such reattribution made by our Board, as well as the existence, in and of itself, of the right to effect a reattribution may impact the ability of investors to assess the future prospects of the businesses and assets attributed to a class of common stock, including liquidity and capital resource needs to pay the projected dividend to holders of our Class B common stock, based on past performance. Stockholders may also have difficulty evaluating the liquidity and capital resources of the businesses and assets attributed to each class of common stock based on past performance, as our Board may use the liquidity of one class to fund the liquidity of another class and capital expenditure requirements through the use of loans and interests between classes.
We could be required to use assets attributed to one class of common stock to pay liabilities attributed to another class.
The assets attributed to one class are potentially subject to the liabilities attributed to another class, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other class. No provision of our Amended Charter prevents us from satisfying liabilities of one class with assets of another class, and our creditors will not in any way be limited by our tracking stock capitalization from proceeding against any assets they could have proceeded against if we did not have a tracking stock capitalization.
We may not pay dividends equally or at all on our classes of common stock.
We have the right to pay dividends on the shares of Class A common stock and Class B common stock in equal or unequal amounts, and we may pay dividends on one class of common stock and not pay dividends on another class. In addition, any dividends or distributions on, or repurchases of, shares relating to a class will reduce our assets legally available to be paid as dividends on another class.

We have broad discretion in the use of the net proceeds from this offering.
We estimate that the net proceeds to us from this offering of Class A common stock, after deducting underwriting discounts and commissions and our estimated offering expenses, will be approximately $188.1 million. Our management will have considerable discretion in the application of net proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.
We do not currently have rare earth or critical mineral reserves or resources, and our growth prospects may be adversely affected if we are unable to successfully develop the Brook Mine into a commercial scale mine. In addition, fluctuations in demand for, and prices of, rare earth and critical minerals may adversely impact our business and growth prospects.
As described in the exploration target technical report summary for the Brook Mine prepared by Weir International, Inc., our estimates of rare earth and critical minerals are not resources or reserves, and there is no certainty that any part of our estimated tonnage of such minerals will ever be converted into resources or reserves. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have in the past pursued alternative strategies and initiatives outside the scope of our core metallurgical mining business that have not to date resulted in meaningful returns on our investment. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful.
Changes in the level of demand for, and the market price of (including taxes and other tariffs and fees imposed upon) rare earth and critical minerals could significantly affect our growth prospects, which depend in large part on our ability to successfully develop the Brook Mine into a producing mine. In particular, the prices for rare earth and critical minerals may fluctuate and are likely to be affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation, fluctuation in the relative value of the U.S. dollar against foreign currencies, shipping and other transportation and logistics costs, global and regional supply and demand for rare earth minerals and products, potential industry trends and the political and economic conditions of countries that produce and procure rare earth and critical minerals. In addition, a future change in the U.S. federal administration could result in changing policies and priorities, including with respect to trade policy and tariffs, taxes and regulation generally, all of which may have a detrimental impact on the demand for rare earth and critical minerals and related products.
Furthermore, supply side factors may have a significant influence on price volatility for rare earth and critical minerals. Supply of rare earth and critical minerals is currently dominated by Chinese producers. The Chinese Central Government regulates production via export bans, quotas and looser environmental standards compared to other countries, and, to a lesser extent, regulation of imports, and has and may continue to change such export bans, production quotas, environmental standards, and import regulations. Over the past few years, there has been significant restructuring of the Chinese market in line with Chinese Central Government policy; however, periods of over-supply or speculative trading of rare earth and critical minerals can lead to significant fluctuations in the market price of such products. A prolonged or significant economic contraction in the U.S., China, or worldwide could put downward pressure on market prices of rare earth and critical minerals. Protracted periods of low prices for rare earth and critical minerals could significantly impact our growth prospects. Demand for rare earth and critical minerals may be impacted by demand for downstream products such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronics industries. By contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth and critical minerals supply and demand and ultimately to the broader markets. Strong rare earth and critical minerals prices may create economic pressure to identify or create alternate technologies that ultimately could depress long-term demand for rare earth minerals and products, and at the same time may incentivize development of competing mining properties.

Based on all of the above, we cannot provide assurance that rare earth and critical minerals can be mined or processed profitably, or that we will be able to successfully commercialize our rare earth and critical mineral mining capabilities.
An increase in the global supply of rare earth products, dumping, predatory pricing and other anti-competitive tactics taken by our competitors may materially adversely affect our growth prospects and the price of our Class A common stock.
The pricing of and demand for rare earth products is affected by a number of factors beyond our control, including the global macroeconomic environment and the global supply and demand for products that use rare earth and critical minerals. China accounts for the significant majority of global rare earth and critical mineral production and also dominates the manufacture of metals from rare earths, capabilities that are not currently present at scale in the U.S. Over the past few years, there has been significant restructuring of the Chinese rare earth production industry, further centralizing control over production by state-owned enterprises. Chinese competitors may engage in predatory pricing or other behaviors designed to inhibit competition. Any increase in the amount of rare earth products exported from China or other nations and increased competition may adversely affect our ability to develop Brook Mine into an economically feasible producing mine or, in the future, our ability to ultimately profitably recover and sell rare earth and critical minerals, which could adversely impact our growth prospects and the price of our Class A common stock. As a result of these factors, we may not be able to compete effectively against current and future competitors.
Chinese competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve, and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. If we are not able to achieve consistent product quality at our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance, and production costs, could have a material adverse effect on our growth prospects and the price of our Class A common stock.
Consolidation of the rare earth and critical minerals industry may result in increased competition.
Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships, or strategic relationships. We expect these trends to continue as demand for rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we may have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. For example, in December 2021, China merged three state entities to establish the China Rare Earth Group Co. Ltd (“China Rare Earth Group”), that accounts for more than half of China’s heavy rare earths supplies. China Rare Earth Group has enhanced pricing power of key rare earths, such as dysprosium and terbium, which has brought changes to the global rare earth supply chain. These competitive pressures could have a material adverse effect on our growth prospects and the price of our Class A common stock.
Changes in tax legislation could have an adverse impact on our cash tax liabilities, results of operations or financial condition.
The Tax Cuts and Jobs Act of 2017 (“TCJA”) reduced the U.S. corporate income tax rate from 35% to 21% and included certain other changes that resulted in a significant reduction of our income tax liability. The recently enacted One Big Beautiful Bill Act of 2025 (the “OBBBA”) extends many of the policies first enacted in the TCJA and introduces new rules that will impact our business. OBBBA provides for the temporary 2.5% Advanced Manufacturing Production Credit for metallurgical coal. The tax credit for metallurgical coal production is scheduled to terminate after December 31, 2029, limiting our ability to benefit from this incentive to a short window beginning in 2026. Other key provisions of OBBBA include, but are not limited to, (i) restoration of 100% bonus depreciation for qualified property (e.g., machinery and equipment) acquired and placed in service after January 19, 2025, repealing the TCJA’s phase-down that began in 2023, and deduction of domestic research and experimental expenditures in the current period, (ii) new bonus depreciation election allowing the immediate expensing of 100% of the cost basis of “qualified production property” (e.g., manufacturing facilities placed in service in the United States), if construction commences after January 19, 2025, and before January 1, 2029, and the asset is placed in service before January 1, 2031, and (iii) favorable adjustments to the interest deduction rules by permanently restoring the pre-2022 deduction cap on interest expenses with respect to debt incurred in a trade or business to generally 30% of a taxpayer’s EBITDA (as opposed to 30% of EBIT, as required under prior law). The Inflation Reduction Act of 2022 (the “IRA”) added a variety of incentives to promote clean energy, many of which will be reduced or eliminated under the OBBBA. The IRA also added a new corporate alternative minimum tax of 15% on adjusted financial statement income and an excise tax on share buybacks, both of which remain in effect under the OBBBA. Congress could, in the future, revise or repeal those changes or enact other tax law changes, such as the elimination of tax preferences currently available with respect to coal exploration and development and the percentage depletion allowance. We are unable to predict whether any such changes will ultimately be enacted, but any such changes could have a material impact on our cash tax liabilities, results of operations or financial condition.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our Class A common stock in this offering will be approximately $188.1 million, after deducting the estimated expenses of this offering. We intend to use the net proceeds from the sale of our Class A common stock in this offering to fund the acceleration of our development of our rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders identified in this prospectus supplement in the event that the underwriters do not exercise their option to purchase additional shares.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses (assuming the underwriters’ option to purchase additional shares is not exercised).

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes from our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each incorporated by reference herein.
	As of June 30, 2025
	Actual	Adjusted(1)
In thousands (except share data)
Cash and cash equivalents	$28,130	$216,230
Accounts payable and other liabilities(2)	181,537	181,537
Asset retirement obligations, including current portion	31,841	31,841
Long-term debt(3)
Revolving Credit Facility	25,000	25,000
Equipment loans	223	223
Senior notes, net	88,606	88,606
Total long-term debt (excluding current portion)	113,606	113,606
Total liabilities	327,207	327,207
Stockholders’ Equity
Class A common stock, $0.01 par value, 225,000,000 shares authorized, actual and as adjusted; 44,515,587 shares and 55,182,254 shares issued and outstanding, actual and as adjusted, each as of August 5, 2025	444	551
Class B common stock, $0.01 par value, 35,000,000 shares authorized, actual and as adjusted; 10,714,900 shares issued and outstanding, actual and as adjusted, as of August 5, 2025	103	103
Additional paid-in capital	314,341	502,334
Retained earnings	32,551	32,551
Total stockholders’ equity	347,439	535,539
Total capitalization	$674,646	$862,746

(1)
Does not reflect the issuance of $57.0 million of the Company’s 8.250% Senior Notes due 2030 on July 31, 2025, or the $8.0 million overallotment that was issued on August 4, 2025, the net proceeds of which will be partially used to redeem in full the Company’s 2026 Notes.

(2)
As of June 30, 2025, Accounts payable and other liabilities consisted of (i) $56,271 in Accounts payable, (ii) $47,591 of Accrued liabilities, (iii) $8,239 of Current portion of financing lease obligations, (iv) $428 of Insurance financing liability, (v) $12,258 of Long-term financing lease obligations, (vi) $49,689 of Deferred tax liability, net and (vii) $7,061 of Other long-term liabilities.

(3)
At June 30, 2025, (i) there was $25.0 million outstanding borrowings under the Revolving Credit Facility and we had remaining availability of $59.2 million, (ii) we had $0.2 million outstanding principal balance under equipment loans and (iii) we had outstanding $57.5 million and $34.5 million aggregate principal amount of our 8.375% Senior Notes due 2029 and our 9.00% Senior Notes due 2026, respectively.

SELLING STOCKHOLDERS
The following table sets forth the beneficial ownership of our common stock by the selling stockholders, as of August 4, 2025. The percentage ownership information shown in the table prior to this offering is based upon 55,230,487 shares of common stock issued and outstanding as of August 4, 2025 (consisting of 44,515,587 shares of Class A common stock and 10,714,900 shares of Class B common stock). Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Name of Beneficial Owner	Common stock owned before offering				Shares of Class A common stock being offered	Common stock owned after the offering if underwriters’ option is exercised in full(1)
	Class A common stock		Class B common stock			Class A common stock		Class B common stock
	Number	% of class	Number	% of class		Number	% of class	Number	% of class
Yorktown Energy Partners IX, L.P.	3,625,044	8.14%	1,204,053	11.23%	527,910	3,097,134	5.61%	1,204,053	11.23%
Yorktown Energy Partners X, L.P.	2,929,557	6.58%	806,465	7.53%	426,627	2,502,930	4.54%	806,465	7.53%
Yorktown Energy Partners XI, L.P.	4,432,260	9.57%	1,220,133	11.39%	645,463	3,786,797	6.86%	1,220,133	11.39%

(1)
The number of shares outstanding after the offering if the underwriters’ option is exercised in full assumes (i) the offer and sale by us of 10,666,667 shares of Class A common stock in this offering and (ii) the offer and sale by certain selling stockholders of 1,600,000 shares of Class A common stock in this offering, at a public offering price of $18.75 per share.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS
The following is a summary of material U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our Class A common stock issued pursuant to this offering that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).
This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
banks, insurance companies and other financial institutions;

•
regulated investment companies;

•
real estate investment trusts;

•
tax-exempt organizations;

•
brokers, dealers or traders in securities or currencies;

•
certain former citizens or residents of the United States;

•
persons that elect to mark their securities to market;

•
persons holding our Class A common stock as part of a straddle, hedge, conversion or other integrated transaction;

•
persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•
persons who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services;

•
controlled foreign corporations;

•
passive foreign investment companies; and

•
partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.
Partnerships, and partners of a partnership, holding shares of our Class A common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our Class A common stock.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our Class A common stock.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our Class A common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Dividends and Distributions on Class A Common Stock
Dividends received by a Non-U.S. Holder with respect to our Class A common stock will generally be subject to U.S. withholding tax at a rate of 30% unless the Non-U.S. Holder provides to the applicable withholding agent proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its Class A common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of Class A common stock and will be treated as described under “—Sale or Other Disposition of Class A Common Stock” below.
Non-U.S. Holders should expect that the gross amount of any actual distributions with respect to their Class A common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).
Sale or Other Disposition of Class A Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or lower applicable treaty rate);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% and may be offset by U.S. source capital losses in certain circumstances; or

•
we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, conversion, or other disposition of our Class A common stock, and the period that the Non-U.S. Holder held our Class A common stock (the “Relevant Period”), and certain other conditions are met, in which case the gain will generally be subject to tax as income effectively connected with a U.S. trade or business pursuant to the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below).
A corporation is generally a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC, and we expect to remain a USRPHC. As long as our Class A common stock is “regularly traded” (as defined in applicable Treasury Regulations) on an established securities market, however, gain recognized by a Non-U.S. Holder on the sale, exchange, or other disposition of our Class A common stock will generally not be subject to tax under FIRPTA unless the Non-U.S. Holder actually or constructively owns during the Relevant Period more than 5% of our Class A common stock. We believe that our Class A common stock is regularly traded on an established securities market for purposes of these rules and expect that it will continue to be so traded for the foreseeable future.
If any gain recognized by a Non-U.S. Holder on the disposition of our Class A common stock is subject to tax under FIRPTA, such Non-U.S. Holder will be required to file a U.S. federal income tax return and any gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders.
Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our Class A common stock and the effects of any applicable income tax treaties.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Accordingly, the entity through which an investor holds our Class A common stock will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on an investment in our Class A common stock.
Information Reporting and Backup Withholding
Amounts treated as dividends that are paid to a Non-U.S. Holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. Holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of Class A common stock indicated below:
Name	Number of Shares of Class A Common Stock
Morgan Stanley & Co. LLC	6,186,667
Goldman Sachs & Co. LLC	4,480,000
Total	10,666,667
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class A common stock subject to their receipt and acceptance of the shares from us and subject to prior sale, and the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares of Class A common stock covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.618750 per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
The selling stockholders identified in this prospectus supplement have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase an additional 1,600,000 shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class A common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional 1,600,000 shares of Class A common stock from the selling stockholders.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$18.75	$200,000,006.25	$230,000,006.25
Underwriting discounts and commissions to be paid by us (or the selling stockholders with respect to the overallotment option)	$1.03125	$11,000,000.34375	$12,650,000.34375
Proceeds, before expenses, to us	$17.71875	$189,000,005.90625	$189,000,005.90625
Proceeds, before expenses, to the selling stockholders	$17.71875	$—	$28,350,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $900,000. We have agreed to reimburse the underwriters for all expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.
Our Class A common stock is listed on the NASDAQ Global Select Market under the trading symbol “METC”.
We, all of our directors and executive officers, and the selling stockholders (each a “lock-up party”) have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A or Class B common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each lock-up party agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, we or such lock-up party will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph to do not apply to:
a)
the sale of shares of Class A common stock to the underwriters;

b)
the issuance of shares of common stock by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement;

c)
grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) by us to our employees, officers, directors, advisors, or consultants pursuant to the terms of our equity compensation plan in effect on the date of this prospectus supplement and as described herein or in documents incorporated by reference herein;

d)
transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

e)
transfers of shares of common stock or any security convertible into common stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (e), (i) each donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period, and to the extent the lock-up party is required to file a report under Section 16(a) of the Exchange Act in connection with such transfer during the restricted period, the lock-up party shall include a statement in such report to the effect that the filing relates to a bona fide gift;

f)
distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of the lock-up party; provided that in the case of any transfer or distribution pursuant to clause (f), (i) each donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period; or

g)
facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions
Australia
This prospectus supplement and the accompanying prospectus:
•
do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The Class A common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A common stock, you represent and warrant to us that you are an Exempt Investor.
As any offering of Class A common stock under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The shares of Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai (DIFC)
This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The Class A common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Class A common stock may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A common stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Hong Kong
The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Class A common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.
Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)
where no consideration is or will be given for the transfer;

c)
where the transfer is by operation of law;

d)
as specified in Section 276(7) of the SFA; or

e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
a)
to any person which is a professional client as defined under the FinSA; or

b)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Class A common stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares of Class A common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of Class A common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of securities may be publicly distributed or otherwise made publicly available in Switzerland.
United Kingdom
No shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of shares of Class A common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of shares shall require us or any representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
Certain legal matters relating to the shares will be passed upon for us by ArentFox Schiff LLP, Washington, D.C. Certain legal matters relating to the shares will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) exploration target for the Brook Mine property, and technical report summaries incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, and the Current Report on Form 8-K filed on May 12, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the Class A common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov. The reports and other information we file with the SEC also are available, free of charge, through our website at www.ramacoresources.com/investors. The information on our website is not part of this prospectus supplement, other than documents that we file with the SEC that are incorporated by reference in this prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 12, 2025, and June 30, 2025, filed with the SEC on August 1, 2025;

•
our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (the first Current Report filed on such date only, other than Item 7.01 thereof); August 4, 2025 (other than Item 7.01 thereof); and August 6, 2025;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ramacoresources.com/investors.
Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS
Class A Common Stock
Class B Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
We or any selling stockholder may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
shares of Class A common stock, par value $0.01 per share;

•
shares of Class B common stock, par value $0.01 per share;

•
shares of our preferred stock, par value $0.01 per share;

•
depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•
debt securities;

•
warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

•
rights to purchase common stock.

We refer to the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights, collectively, as the “securities” in this prospectus. The specific terms of the securities will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.
We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.
The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Our Class A and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. On August 4, 2025, the last reported sale price of our Class A common stock on the Nasdaq was $21.80 per share, and the last reported sale price of our Class B common stock on the Nasdaq was $13.84 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 4 of this prospectus and any risk factors contained in any applicable prospectus supplement.
Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2025

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Ramaco,” “we,” “our,” “us” and other similar pronouns refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis.
This prospectus is part of an automatic “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we or any selling stockholder may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information in a prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

SUMMARY INFORMATION
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus, any prospectus supplement, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus, including the sections entitled “Risk Factors” on page 4 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus , and the exhibits to the registration statement of which this prospectus is a part.
About Ramaco Resources, Inc.
Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. Our 8.250% Senior Notes due 2030 (the “2030 Notes”) issued on July 31, 2025, in aggregate principal amount of $57 million, are listed on the Nasdaq Global Select Market under the symbol “METCI”. On August 1, 2025, the underwriters exercised the over-allotment option for an additional $8.0 million aggregate principal amount of 2030 Notes, resulting in a total of $65,000,000 aggregate principal amount of the 2030 Notes being issued. Our 8.375% Senior Notes due 2029 (the “2029 Notes”) are listed on the Nasdaq Global Select Market under the symbol “METCZ”. There was $57.5 million in aggregate principal amount of our 2029 Notes issued and outstanding as of March 31, 2025. Our 9.00% Senior Notes due 2026 (the “2026 Notes”), were listed on the Nasdaq Global Select Market under the symbol “METCL”, and were redeemed on August 4, 2025, with the proceeds received from the sale of the 2030 Notes. There was $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding as of March 31, 2025.
We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 66 million reserve tons and 1,352 million of measured and indicated resource tons of high-quality metallurgical coal.
Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials. As of June 2025, we have proceeded with mine development of our rare earth element and critical mineral Brook Mine near Sheridan, Wyoming. That mine will produce representative ore material for short term pilot-scale testing of the feedstock, with the goal of ultimately processing such material into rare earth and critical minerals oxides at a full-scale commercial processing facility.
We seek to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:
Developing and Operating Our Metallurgical Coal Properties.   We have 66 million reserve tons and 1,352 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.
We plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Being a Low-Cost U.S. Producer of Metallurgical Coal.   Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.
Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term.   We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.
Enhancing Coal Purchase Opportunities.   Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.
Demonstrating Excellence in Safety and Environmental Stewardship.   We are committed to complying with both regulatory and our high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.
Advancing our Initiatives in Rare Earth Elements, Critical Minerals, and Advanced Carbon Products.   We are also focused on the development of rare earth elements and critical minerals, including gallium, scandium and germanium which were recently banned for export to the United States by China, as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities in future periods. We had a ribbon cutting at our carbon ore and rare earth mine, the Brook Mine, on July 11, 2025, and development of this mine and overall project is proceeding.
Credit Agreement
On August 5, 2025, we entered into a fourth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fourth amendment to the Credit Agreement removed all negative covenants relating to the issues of equity securities by the Company.
Corporate Information
Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ramacoresources.com/investors.
Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS
Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby or thereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find Additional Information” beginning on page 28 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our other filings with the SEC.
Forward-looking statements may include but are not limited to statements about:
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identification and implementation of commercially feasible extraction processes, and establishment of pilot and production extraction facilities;

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anticipated production levels, costs, sales volumes, and revenue;

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timing and ability to complete major capital projects;

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economic conditions in the metallurgical coal and steel industries generally;

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expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

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the availability of the equipment and components necessary to construct our pilot and production extraction facilities;

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estimated quantities or quality of our metallurgical coal reserves;

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our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business;

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maintenance, operating or other expenses or changes in the timing thereof;

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the financial condition and liquidity of our customers;

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competition in coal markets;

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the price of metallurgical coal or thermal coal;

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competition in REE and critical minerals mining and extraction markets;

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the price of REEs and critical minerals;

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compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

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potential legal proceedings and regulatory inquiries against us;

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the impact of weather and natural disasters on plant construction, demand, production, and transportation;

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purchases by major customers and our ability to renew sales contracts;

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credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

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geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

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transportation availability, performance, and costs;

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availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

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timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

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our ability to comply with certain debt covenants;

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tax payments to be paid for the current fiscal year;

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our expectations relating to dividend payments and our ability to make such payments;

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the anticipated benefits and impacts of previous acquisitions;

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risks related to Russia’s invasion of Ukraine and the international community’s response;

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our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

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whether the estimates of rare earth oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth resources or reserves;

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risks related to weakened global economic conditions and inflation;

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risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets; and

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other risks identified in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement and speak only as of the date of this prospectus. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, funding future investments, making capital expenditures and funding working capital. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

PLAN OF DISTRIBUTION
We or any selling stockholder may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.
Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods.
Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.
Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us for indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
We or any selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Any securities issued hereunder (other than Class A common stock or Class B common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or any selling stockholder for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

SELLING STOCKHOLDERS
Information about any selling stockholder, where applicable, will be set forth in the applicable prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the material terms of the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights that we or any selling stockholder may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Delaware law and our amended and restated certificate of incorporation (or certificate of incorporation) and amended and restated bylaws (or bylaws). See “Where You Can Find Additional Information.”

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws. The full text of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, the Company urges you to read its Second Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws and the applicable provisions of Delaware law.
Class A Common Stock
Voting Power
Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividends
Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Preemptive or Other Rights
The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. Our certificate of incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.
Class B Common Stock
Voting Power
Holders of shares of Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class B common stock do not have cumulative voting rights in the election of directors.
Dividends
Our intention is for holders of shares of our Class B common stock to ratably receive a quarterly dividend tied to the financial performance of the CORE Assets, subject to the discretion of our Board, the requirements of applicable law, any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class B common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock. Holders of shares of our Class B common stock will not have any specific rights with respect to the CORE Assets.
Other Matters
Our Second Amended and Restated Certificate of Incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the transaction is approved by the Board before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws
Provisions of our certificate of incorporation and our bylaws, each as amended, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:
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establishes advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provides that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provides our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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provides that the authorized number of directors may be changed only by resolution of the Board;

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provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provides that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

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provides that special meetings of our stockholders may only be called by the Board, the chief executive officer or the chairman of the board;

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provides for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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provides that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown Partners LLC (“Yorktown”) and Energy Capital Partners Mezzanine, LLC (“ECP” and together with Yorktown, the “Sponsors”) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

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provides that our bylaws can be amended by the Board.

Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into and intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that are in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
Computershare Trust Company, N.A. acts as our transfer and distribution agent and registrar for our shares of common stock.
Listing
Our Class A common stock and Class B common stock are listed on the Nasdaq under the symbols “METC” and “METCB,” respectively.

DESCRIPTION OF PREFERRED STOCK
General
Our certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.
We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Class A common stock and Class B common stock.
Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Class A common stock or Class B common stock or otherwise be in the best interest of the holders thereof.
Terms
Our certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:
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the designation of the class and/or series of preferred stock;

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the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

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the date from which dividends on the preferred stock shall accumulate, if applicable;

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the procedures for any auction and remarketing, if any, for the preferred stock;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our Class A common stock or Class B common stock, including the conversion price or manner of calculation thereof;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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whether interests in the shares of preferred stock will be represented by depositary shares;

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any limitations on ownership and restrictions on transfer;

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any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Delaware law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.
Registrar and Transfer Agent
We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the provisions described below.
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or a fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a class or series of preferred stock are convertible into Class A common stock or Class B common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Class A common stock or Class B common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
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all outstanding depositary shares to which it relates have been redeemed or converted; or

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the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued either (i) pursuant to our existing indenture, dated as of July 13, 2021, as amended, modified or supplemented, between us and Wilmington Savings Fund Society, FSB, as trustee (“existing indenture”) or (ii) pursuant to a subordinated debt indenture that we will enter into with Wilmington Savings Fund Society, FSB, as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we or any selling stockholder may offer under this prospectus, we will describe the particular terms of any debt securities that we or any selling stockholder may offer in more detail in a prospectus supplement (and any free writing prospectus).
We have incorporated by reference our existing indenture and will file a form of our new subordinated debt indenture as an exhibit to a prospectus supplement. We use the term “indentures” to refer collectively to our existing indenture and our new subordinated debt indenture.
The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture to be filed as an exhibit to a prospectus supplement to this registration statement, as it may be supplemented, amended or modified from time to time, as well as our existing indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.
The following are some of the terms relating to our existing indenture and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:
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title;

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principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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maturity date;

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principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether the debt securities will be secured or unsecured, and the terms of any secured debt;

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terms of the subordination of any series of subordinated debt;

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place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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provisions for a sinking fund, purchase or other analogous fund, if any;

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date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with shareholders or affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow- based, asset-based or other financial ratios;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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procedures for any auction or remarketing, if any;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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if other than dollars, the currency in which the series of debt securities will be denominated; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger or Sale
The terms of any securities that we or any selling stockholder may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.
If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture, nor would it subject the trustee to a risk of liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

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the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

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the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Supplemental Indentures
We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:
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to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

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to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

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to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

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to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

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to secure any series of security;

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to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

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to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:
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extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

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reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities;

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impair the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable; or

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modify any of the above provisions.

Discharge
Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies; and

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hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities.

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form to be filed as an exhibit to a prospectus supplement, and our existing indenture, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Class A common stock, Class B common stock, preferred stock or depositary shares and may issue warrants independently or together with Class A common stock, Class B common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We may issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the type and number of securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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the date, if any, on and after which such warrants and the related securities will be separately transferable;

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the price at which each security purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protection;

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a discussion of certain material U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of Class A common stock or Class B common stock. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of Class A common stock or Class B common stock purchasable upon exercise of such rights and the exercise price;

•
the aggregate number of rights being issued;

•
the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any special U.S. federal income tax consequences; and

•
any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

LEGAL MATTERS
Unless otherwise stated in an accompanying prospectus supplement, ArentFox Schiff, Washington, D.C., will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) exploration target for the Brook Mine property, and technical report summaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, and the Current Report on Form 8-K filed on May 12, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Ramaco Resources, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at https://ramacoresources.com/investors/. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.
We incorporate by reference into this prospectus and the registration of which this prospectus is a part the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

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our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 12, 2025 and June 30, 2025, filed with the SEC on August 1, 2025;

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our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (the first Current Report filed on such date only, other than Item 7.01 thereof), and August 4, 2025 (other than Item 7.01 thereof);

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

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the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
In addition to accessing the above information through the SEC’s website at www.sec.gov, we will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, telephone number (859) 244-7455.

10,666,667 Shares
Class A Common Stock

Morgan Stanley	Goldman Sachs & Co. LLC

Prospectus Supplement

August 5, 2025